FIRST AMENDMENT AND MODIFICATION AGREEMENT
                                TO LOAN AGREEMENT


         This First Amendment and Modification Agreement to Loan Agreement (the "Agreement") is effective as of the 1st day of May, 1996 in Tulsa, Oklahoma, by and between THE HOME-STAKE OIL & GAS COMPANY, an Oklahoma corporation ("Borrower"), whose mailing address, principal place of business and chief executive offices are at 2800 First National Tower, Tulsa, Oklahoma, and BANK IV Oklahoma, N.A., a national banking association (the "Bank"), whose address is 515 South Boulder (or P.O. Box 2360, 74101), Tulsa, Oklahoma 74103.


                                 R E C I T A L S

         A. Borrower and the Bank made, executed and entered into that certain Third Amended and Restated Loan Agreement dated as of the 29th day of March, 1995 (the "Loan Agreement"), which described and defined a financing arrangement wherein the Borrower was entitled to borrow and the Bank agreed to lend (i) up to the principal amount of $500,000.00, in the form of a revolving line of credit as evidenced by that certain Promissory Note (the "Revolving Note") dated March 29, 1995 in the face amount of $500,000.00, and (ii) the principal amount of $6,846,623.00 in the form of a term loan, as evidenced by that certain Promissory Note (the "Term Note") dated as of March 29, 1995 in the face amount of $6,846,623.00. As of the date hereof, there is outstanding the principal amount of $5,591,413.00 under the Term Note and no principal is outstanding under the Revolving Note in addition to interest accrued in accordance with the terms thereof. (Except as specifically defined herein, all capitalized terms used herein shall have the same meaning as set forth in the Loan Agreement.)

         B. Repayment of the Term Note and Revolving Note, along with any and all other Indebtedness of Borrower to the Bank, is secured by a first priority security interest in and to the Collateral as defined in the Loan Agreement and the Security Instruments.

         C. Borrower has requested that the Bank renew and extend the maturity of the Revolving Note and Term Note to May 1, 1997, and May 1, 1998, respectively, and modify certain covenants as provided herein and the Bank is willing to do so subject to the terms and conditions set forth herein, and in connection therewith, the parties desire to amend and modify the Loan Agreement and other Loan Documents as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing recitals, the conditions, covenants, representations and warranties set forth herein, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereby mutually agree as follows:

          1. Renewal Revolving Note. Concurrently with the execution of this Agreement, Borrower shall execute and deliver to the Bank that certain Promissory Note (the "Renewal Revolving Note") of even date herewith in the face amount of $500,000.00 due and payable at maturity on May 1, 1997, such Renewal Revolving Note to be in the form as shown in Exhibit "A" attached hereto and made a part hereof, thereby evidencing Borrower's obligation to repay advances under the Revolving Loan and thereby amending and modifying, but not extinguishing the indebtedness of, the Revolving Note. All references in the Loan Agreement and the Loan Documents to the term "Revolving Note" shall be amended throughout to be deemed to refer to the Renewal Revolving Note and all references in the Loan Agreement and the Loan Documents to the term "Revolving Loan" shall be deemed amended throughout to refer to the loan evidenced by the Renewal Revolving Note.

         2.  Renewal  Term  Note.   Concurrently  with  the  execution  of  this
Agreement, Borrower shall execute and deliver to the Bank that certain Promissory Note (the "Renewal Term Note") of even date herewith in the face amount of $5,591,413.00 due and payable at maturity on May 1, 1998, such Renewal Term Note to be in the form as shown in Exhibit "B" attached hereto and made a part hereof, thereby amending and modifying, but not extinguishing the indebtedness of, the Term Note. All references in the Loan Agreement and the Loan Documents to the "Term Note" shall be amended throughout to be deemed to refer to the Renewal Term Note and all references in the Loan Agreement and the Loan Documents to the term "Term Loan" shall be deemed amended throughout to refer to the loan evidenced by the Renewal Term Note. Further, all references in the Loan Agreement and the Loan Documents to the term "Notes" shall be amended throughout to be deemed to refer to the Renewal Term Note and the Renewal Revolving Note.

          3. Line of Credit Commitment. The last sentence of paragraph 2.3 of the Loan Agreement is hereby amended in its entirety to read as follows:

             This commitment shall expire, unless earlier terminated at 2:00 p.m., Tulsa, Oklahoma time on May 1, 1997.

         4. Ratification of Mortgage and Security Interests. Borrower hereby ratifies, confirms and reaffirms all security interests, liens and other encumbrances created under the Loan Agreement, the Security Instruments, this Agreement, and all other Loan Documents as security for repayment of Borrower's Indebtedness (as that term is defined in Paragraph 3.6 of the Loan Agreement, as amended and modified by this Agreement to contemplate the matters provided therein or herein) and all other unreleased security agreements, mortgages and deeds of trust in favor of the Bank, all of which shall continue in full force and effect and with the same priority as security for repayment and satisfaction of the Indebtedness and all extensions, modifications and renewals thereof, including but not limited to the Renewal Term Note and the Renewal Revolving Note.

         5. Modification, Ratification, Representations and Warranties. The terms and provisions of the Loan Agreement and all other Loan Documents executed in connection therewith shall be deemed amended, modified, and changed throughout so as to reflect consistently the matters provided herein. As extended, amended, modified, renewed or changed consistent herewith, the terms and provisions of the Loan Agreement and all other Loan Documents shall remain in full force and effect and Borrower hereby ratifies, reaffirms and reasserts, as of the date hereof except as specifically amended herein, all covenants, representations, warranties, agreements and statements contained therein. Further, and in addition to the representations, warranties and covenants hereby ratified and reaffirmed, Borrower, as applicable, certifies, covenants, represents, and warrants to and with the Bank as follows:

                  a. Borrower is validly organized and existing and in good standing under and by virtue of the laws of the State of Oklahoma and Borrower is duly qualified to do business and is in good standing in every state and jurisdiction in which it does or will do business.

                  b. The execution and delivery of this Agreement and all other documents to be executed and delivered by Borrower to the Bank pursuant hereto, and the due observance and performance by Borrower of its terms, provisions and covenants are within Borrower's powers, have been duly authorized, will not contravene or violate any law or term or provision of Borrower's Certificate of Incorporation or By-laws or any corporate resolution of its shareholders or directors and will not contravene, violate or constitute a default under any contract, indenture, agreement or undertaking to which Borrower is a party or by the terms of which Borrower or any of its property or assets is bound.

                  c. Borrower's financial statements dated as of December 31, 1995, copies of which have been furnished to the Bank, have been prepared in conformity with GAAP, show all material liabilities, direct and contingent (to the extent required by GAAP to be reflected therein), and fairly present the financial condition of Borrower as of such date and the results of its operations for the period then ended, and since such date there has been no material adverse change in the business, financial condition or operations of Borrower.

                  d. The Collateral is free of title defects, subject to no lien of any kind except liens in favor of the Bank or otherwise permitted by the Loan Agreement.

                  e. Except as set forth on Exhibit "C" attached hereto and made a part hereof, there is no action, suit, investigation or proceeding threatened or pending before any Tribunal against or affecting the Borrower or any properties or rights of the Borrower or any claim thereof which if adversely determined, would result in a liability of greater than $100,000.00, or would otherwise result in any material adverse change in the business or condition, financial or otherwise, of the Borrower. Further, the Borrower is not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any Tribunal, the default of which would materially impair the ability of the Borrower to carry on its business substantially as now conduct. Exhibit "G" to the Loan Agreement is hereby amended consistent herewith.

         6. Obligations Unaffected. Except as otherwise specified herein, the terms and conditions hereof shall in no manner impair, limit, restrict or otherwise affect the obligations of Borrower to the Bank pursuant to and as evidenced by the Loan Documents. As a material inducement to the Bank to execute and deliver this Agreement, Borrower hereby acknowledge that there are no claims or offsets against, or defenses or counterclaims to, the terms or provisions of the obligations created or evidenced by the Loan Documents, including but not limited to the Renewal Term Note and the Renewal Revolving Note. In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the other Loan Documents, the terms and conditions of this Agreement shall control.

         7. "Loan Documents" and "Loan Agreement". The term "Loan Documents" as used in the Loan Agreement shall be interpreted to include this Agreement, the Renewal Revolving Note, the Renewal Term Note and all of the other documents heretofore or hereafter creating, evidencing, securing and/or relating to the Secured Obligations of Borrower to the Bank as contemplated or referenced herein. The term "Loan Agreement" as may be used in any of the Loan Documents shall be interpreted to mean the Loan Agreement, together with and as modified by this Agreement. The term "Secured Obligations" as used in the Loan Agreement or any other Loan Documents shall be interpreted to include the Renewal Term Note and the Renewal Revolving Note in addition to all other obligations described therein.

         8. Bank's legal Fees, Costs and Expenses. In consideration of and as a condition precedent to the Bank's agreement to the execution, amendments and modifications described herein, Borrower agrees to and shall pay promptly all fees, including but not limited to the Bank's attorneys' fees, expenses and charges with respect to and in connection with this Agreement and all other documents contemplated hereby, including but not limited to, recording and filing fees, and fees and expenses of counsel employed by the Bank in connection with the documentation and closing of the transactions, amendments and modifications contemplated hereby, and Borrower hereby agrees to pay promptly all hereafter incurred fees, including but not limited to attorneys' fees, expenses and charges of the Bank which are incidental to the enforcement, defense, amendment, modification, extension, renewal or change of the Loan Agreement, this Agreement or any other Loan Documents.

         9. Separability. If any provision of this Agreement and the other Loan Documents is held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the other provisions hereof, and this Agreement and the other Loan Documents shall be construed and enforced as if such provision had not been included herein.

         10. Binding Effect. Except as otherwise expressly provided herein, this Agreement will remain in effect until all of Borrower's obligations to Bank under this Agreement have been fully discharged. This Agreement shall be binding upon Borrower and Guarantor, their respective heirs, successors and assigns, as applicable, and shall inure to the benefit of the Bank, its successors and assigns.

          11. Headings. The headings used herein are for convenience and administrative purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

          12. Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of Oklahoma.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the day and year first above written.

                        THE HOME-STAKE OIL & GAS COMPANY,
                        an Oklahoma corporation


                        By:          /s/ Chris K. Corcoran
                                 -------------------------------------------
                                 Chris K. Corcoran, Executive Vice-President


                                                                    "Borrower"





                        BANK IV Oklahoma, N.A., a national banking association


                        By:          /s/ Robert O. Laird
                                 -------------------------------------------
                                 Robert O. Laird, Vice President

                                                                      "Bank"

                                   EXHIBIT "A"

                                 PROMISSORY NOTE

$500,000.00                                                      Tulsa, Oklahoma
                                                                     May 1, 1996

     1. FOR VALUE RECEIVED the undersigned, THE HOME-STAKE OIL & GAS COMPANY, an Oklahoma corporation, promises to pay to the order of BANK IV OKLAHOMA, N.A., an Oklahoma corporation ("Payee") the principal amount of this Note or such amount thereof as shall be advanced and outstanding, together with interest on the unpaid balance of such amount at the rate hereinafter set forth. This Note is issued pursuant to that certain Third Amended and Restated Loan Agreement (the "Original Loan Agreement") dated March 29, 1995 as amended by that certain First Amendment and Modification Agreement (the "First Amendment") of even date herewith (the Original Loan Agreement as amended by the First Amendment being referred to as the "Loan Agreement") by and between Payee, as Lender, and Maker as Borrower, and is subject to the provisions therein set forth. The obligations represented by this Note are secured by the Loan Documents described in the Agreement.

     2.   Principal   Amount.   FIVE  HUNDRED   THOUSAND   AND  NO/100   DOLLARS
($500,000.00).

     3. Payments. All accrued interest on the unpaid balance of this Note is due and payable on the first day of each calendar month, commencing June 1, 1996 and continuing on the first day of each month thereafter until May 1, 1997 at which time all principal and accrued and unpaid interest shall be due and payable to Payee in full. Interest on this Note shall accrue from the date of the first advance under this Note and any payment shall be applied first to the payment of interest then due and second to the reduction of unpaid principal.

     4. Interest Rate. Interest shall accrue on the outstanding principal balance at the "Prime Rate". The term "Prime Rate" means that rate of interest computed as an average of corporate loan rates quoted by a certain number of the nation's largest banks, as announced from time to time in the Wall Street Journal, Southwest Edition as the "prime rate". The Prime Rate shall be adjusted daily as announced, calculated on the basis of a year of 360 days and a month of 30 days. Changes in the rate charged on this Note are effective, without notice, on the same day as the effective change in the Prime Rate as established from time to time. In any case where a payment of principal and/or interest on this Note, or any part thereof, is due on a day on which the Bank is not open for normal banking business, the undersigned shall be entitled to delay such payments until the next succeeding business day, but interest shall continue to accrue until the payment is in fact made.

     5. Interest Rate After Maturity. Matured and unpaid principal, whether by acceleration or otherwise, shall bear interest at the Prime Rate plus five percent (5%) per annum.

     6. Prepayment Penalties. This Note may be prepaid, in whole or in part, at any time, without premium or penalty.

     7. Default.  If the principal or any  installment of interest due upon this
Note is not paid as and when the same becomes due and payable (whether by demand, extension, acceleration or otherwise), or any party now or hereafter liable (directly or indirectly) for payment of this Note makes an assignment for benefit of creditors, has an order for relief entered under the United States Bankruptcy Code, as amended, seeks the benefits of any other bankruptcy, insolvency or reorganization law, or becomes insolvent, or any receiver, trustee or like officer is appointed to take custody, possession or control of any property of any such party, or upon the occurrence of any event of default under the Loan Agreement or any other Loan Documents, the holder hereof may, after the expiration of any grace or notice period as provided in the Loan Agreement, without further notice and without presentment or demand for payment, declare all of the unpaid balance hereof to be immediately due and payable. Such right of acceleration is cumulative and in addition to any other right or rights of acceleration under the Agreement and any other writing now or hereafter evidencing or securing payment of any of the indebtedness evidenced hereby.

         8. Costs and Attorneys' Fees. If this Note is placed in the hands of an attorney for collection, or suit is brought on same, or the same is collected through Probate, Bankruptcy or other judicial proceeding, or Payee is required to defend the priority of the security, then the undersigned shall pay all of Payee's reasonable costs and expenses including but not limited to a reasonable amount as attorneys' fees.

         9. Waivers. Maker and any party which may be or become liable for the payment of any sums of money payable on this Note (including any surety, endorser or guarantor) severally waive presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate, and agree that their liability on this note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences or by any release or change in any security for the payment of this note, regardless of the number of such renewals, extensions, indulgences, releases or changes.

         10. Right of Offset. Any indebtedness due from holder hereof to the undersigned or any party hereto including, but without limitation, any deposits or credit balances due from holder, is pledged to secure payment of this Note and any other obligation to holder of the undersigned or any party hereto, and may at any time while the whole or any part of such obligation remains unpaid, either before or after maturity hereof, be appropriated, held or applied toward the payment of this Note or any other obligation to holder of the undersigned or any party hereto.

     11. Governing Law. This Note has been executed and delivered in Tulsa County, Oklahoma and shall be governed by and construed according to the laws of the State of Oklahoma.



                                     THE HOME-STAKE OIL & GAS COMPANY,
                                     an Oklahoma corporation



                                     By: ____________________________
                                     Name:  Chris K. Corcoran
                                     Title:   Executive Vice-President

                                   EXHIBIT "B"

                                 PROMISSORY NOTE

$5,591,413.00                                                    Tulsa, Oklahoma
                                                                     May 1, 1996

     1. FOR VALUE RECEIVED the undersigned, THE HOME-STAKE OIL & GAS COMPANY, an Oklahoma corporation, promises to pay to the order of BANK IV OKLAHOMA, N.A., a national banking association ("Payee"), the principal amount of this Note together with interest on the unpaid balance of such amount at the rate hereinafter set forth. This Note is issued pursuant to that certain Third Amended and Restated Loan Agreement (the "Original Loan Agreement") dated March 29, 1995, as amended by that certain First Amendment and Modification Agreement (the "First Amendment") of even date herewith (the Original Loan Agreement as amended by the First Amendment being referred to as the "Loan Agreement") by and between Payee, as Lender, and Maker as Borrower, and is subject to the provisions therein set forth. The obligations represented by this Note are secured by the Loan Documents described in the Agreement.

     2. Principal Amount. FIVE MILLION FIVE HUNDRED NINETY-ONE THOUSAND FOUR HUNDRED THIRTEEN AND NO/100 DOLLARS ($5,591,413.00).

     3. Payments. All accrued interest on the unpaid balance of this Note together with principal payments of ONE HUNDRED FOURTEEN THOUSAND ONE HUNDRED TEN DOLLARS ($114,110.00) each are due and payable on the first day of each calendar month, commencing June 1, 1996 and continuing on the first day of each month thereafter until May 1, 1998, at which time all principal and accrued and unpaid interest shall be due and payable to Payee in full. Interest on this Note shall accrue from the date of the first advance under this Note and any payment shall be applied first to the payment of interest then due and second to the reduction of unpaid principal.

     4. Interest Rate. Interest shall accrue on the outstanding principal balance at the "Prime Rate". The term "Prime Rate" means that rate of interest computed as an average of corporate loan rates quoted by a certain number of the nation's largest banks, as announced from time to time in the Wall Street Journal, Southwest Edition as the "prime rate". The Prime Rate shall be adjusted daily as announced, calculated on the basis of a year of 360 days and a month of 30 days. Changes in the rate charged on this Note are effective, without notice, on the same day as the effective change in the Prime Rate as established from time to time. In any case where a payment of principal and/or interest on this Note, or any part thereof, is due on a day on which the Bank is not open for normal banking business, the undersigned shall be entitled to delay such payments until the next succeeding business day, but interest shall continue to accrue until the payment is in fact made.

     5. Interest Rate After Maturity. Matured and unpaid principal, whether by acceleration or otherwise, shall bear interest at the Prime Rate plus five percent (5%) per annum.

     6. Prepayment Penalties. This Note may be prepaid, in whole or in part, at any time, without premium or penalty.

     7. Default.  If the principal or any  installment of interest due upon this
Note is not paid as and when the same becomes due and payable (whether by demand, extension, acceleration or otherwise), or any party now or hereafter liable (directly or indirectly) for payment of this Note makes an assignment for benefit of creditors, has an order for relief entered under the United States Bankruptcy Code, as amended, seeks the benefits of any other bankruptcy, insolvency or reorganization law, or becomes insolvent, or any receiver, trustee or like officer is appointed to take custody, possession or control of any property of any such party, or upon the occurrence of any event of default under the Loan Agreement or any other Loan Documents, the holder hereof may, after the expiration of any grace or notice period as provided in the Loan Agreement, without further notice and without presentment or demand for payment, declare all of the unpaid balance hereof to be immediately due and payable. Such right of acceleration is cumulative and in addition to any other right or rights of acceleration under the Agreement and any other writing now or hereafter evidencing or securing payment of any of the indebtedness evidenced hereby.

     8. Costs and Attorneys' Fees. If this Note is placed in the hands of an attorney for collection, or suit is brought on same, or the same is collected through Probate, Bankruptcy or other judicial proceeding, or Payee is required to defend the priority of the security, then the undersigned shall pay all of Payee's reasonable costs and expenses including but not limited to a reasonable amount as attorneys' fees.

     9. Waivers. Maker and any party which may be or become liable for the payment of any sums of money payable on this Note (including any surety, endorser or guarantor) severally waive presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate, and agree that their liability on this note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences or by any release or change in any security for the payment of this note, regardless of the number of such renewals, extensions, indulgences, releases or changes.

     10. Right of Offset. Any indebtedness due from holder hereof to the undersigned or any party hereto including, but without limitation, any deposits or credit balances due from holder, is pledged to secure payment of this Note and any other obligation to holder of the undersigned or any party hereto, and may at any time while the whole or any part of such obligation remains unpaid, either before or after maturity hereof, be appropriated, held or applied toward the payment of this Note or any other obligation to holder of the undersigned or any party hereto.

     11. Governing Law. This Note has been executed and delivered in Tulsa County, Oklahoma and shall be governed by and construed according to the laws of the State of Oklahoma.

                          THE HOME-STAKE OIL & GAS COMPANY,
                          an Oklahoma corporation



                          By: ________________________________
                          Name:  Chris K. Corcoran
                          Title:   Executive Vice-President

                                   EXHIBIT "C"

ITEM 3. LEGAL PROCEEDINGS

The Home-Stake Oil & Gas Company and The Home-Stake Royalty Corporation v. Federal Insurance Company, Case No. CJ 94-04950, Tulsa County District Court, State of Oklahoma.

         This action was filed by The Home-Stake Companies on December 6, 1994, against Federal Insurance Company ("Federal") alleging breach of contract and breach of duty of good faith and fair dealing arising out of Federal's refusal to pay on claims made by The Home-Stake Companies under their directors and officers liability policies related to costs incurred by The Home-Stake Companies in the successful defense of The Home-Stake Companies' directors in a lawsuit styled Norvell, et al. v. Brock, et al. Federal has answered and asserted a counterclaim against the Companies seeking to recover $113,914 plus attorneys fees and costs, based on a theory of misrepresentation. Discovery is ongoing in this matter, which is set for trial in October, 1996.

Bureau of Indian Affairs

         The Home-Stake Royalty Corporation is involved in a dispute with the Bureau of Indian Affairs representing the Kiowa Indian Tribe over the application of a Communitization Agreement between HSRC and the Kiowa Indians covering the Susie No. 5 and Susie No. 6 wells in Caddo County, Oklahoma. Both the Susie No. 5 and Susie No. 6 wells predominantly produce oil. Between the dates of first production for each well and September 20, 1991, HSRC, as operator, disbursed revenues from the two wells according to the terms of the Communitization Agreement. However, on September 20, 1991, the Tulsa Division of the Bureau of Land Management threatened to retroactively rescind the Communitization Agreement as to the two wells and later contended that oil was not a communitized substance under the Communitization Agreement, that HSRC had erroneously paid royalties to certain non-Indian royalty owners and that all royalties should have been paid to the Kiowa Indians. Since September 20, 1991, HSRC has placed all royalty proceeds in escrow pending resolution of this dispute. On February 22, 1993, the State Director of the Bureau of Land Management upheld the Tulsa Division's legal conclusion that oil is not a communitized substance under the terms of the Communitization Agreement and, accordingly, that all royalties should have been paid to the Kiowa Indians. HSRC appealed this decision.

         On July 12, 1994, the Interior Board of Land Appeals of the United States Department of the Interior, Office of Hearings and Appeals (the "Appeals Board"), upheld the earlier holdings that oil was not a communitized substance under the terms of the Communitization Agreement. In November 1994, HSRC filed a petition with the Appeals Board asking for a clarification and reconsideration of certain aspects of this decision. The Appeals Board has not yet acted on such petition. Unless the decision is reversed or changed by the Appeals Board on reconsideration or by a Federal Court upon appeal, The Home-Stake Companies would be liable to the Kiowa Indians for their portion of the additional royalties and severance taxes. The Home-Stake Companies estimate their liability to be approximately $70,000 if the decision is not reversed at a later date, however, it may be able to recover some of the royalties paid to the non-Indian recipients.

Texas Gas Production Taxes

         On May 4, 1992, the Company was notified that the Comptroller of the State of Texas had issued a Notice of Tax Due on March 6, 1992, for Texas Gas

Production Taxes allegedly due on settlement payments received by the Company and other parties in 1988. The assessed amount of such taxes was $144,517, plus interest. This amount was assessed against the party paying the settlement payments ("the assessed party"). The assessed party was pursuing administrative relief before the Texas Comptroller's Office and filed a Request for Redetermination and Statement of Grounds on April 6, 1992. In September, 1995 the Company was notified by the assessed party that in meetings with the Comptroller of the State of Texas it had been agreed that there would be no taxes due on the settlement payments and the assessment would be withdrawn.

Saltwater Contamination Claims

         In August 1995, the Company was notified that a property in which it owns a 9% working interest was subject to certain claims by surface owners regarding possible saltwater contamination. The operator of the property has settled some claims and is currently pursuing resolution of this matter with other surface owners. It is currently estimated that the Company's share of the total claims and related costs may be approximately $300,000. The Company believes that because of the existence of certain legal defenses to any claims asserted against it and/or the availability of insurance for any costs for which it may become obligated, it will not be required to pay its share of such costs. The ultimate resolution of this matter is not expected to have a material effect on the Company's financial position, results of operations or cash flows.

Other Matters

         The Company is also involved in various other minor actions arising in the normal course of business. In the opinion of management, the Company's liabilities, if any, in these matters and all others discussed in this Form 10-KSB will not have a material effect on the Company's financial position, results of operations or cash flows.